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EXHIBIT 99.1



Certification of Principal Executive Officer
Pursuant to 18 U.S.C. 1350 (Section 906 of the Sarbanes-Oxley Act of 2002)


I, Thomas F. August, President and Chief Executive Officer, of Prentiss Properties Trust (the "Registrant"), do hereby certify, pursuant to 18 U.S. C.
Section 1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge, based upon a review of the Quarterly Report on Form 10-Q for the period ended March 31, 2003 of the Registrant, as filed with the Securities and Exchange Commission on the date hereof (the "Report"):

         (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (15 U.S.C. Section 78m(a) or Section78o(d)); and

         (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.


/s/ Thomas F. August
-----------------------------
  Thomas F. August
  President & Chief Executive Officer
  May 12, 2003



STATE OF TEXASss.
COUNTY OF DALLASss.

Subscribed and sworn to before me this 14th day of November, 2002.

/s/ Lana Mann
-----------------------------
Lana Mann
May 12, 2003

                                       Notary Public
                                       My Commission Expires: 5/26/2005
                                       Official Seal